EXHIBIT 99

May 21, 2001

VIA FACSIMILE
 617/476-9576

Mr. Eric D. Roiter
General Counsel
FMR Co.
82 Devonshire Street F5E
Boston, Massachusetts 02109

 Dear Mr. Roiter:

This Company has undertaken a further review of its proposed 2001 Stock Award and Incentive Plan as set forth in Appendix 2 to its proxy statement dated March 30, 2001 (the Plan). As a result of that review and taking into account the needs of this Company that underlie the Plan, it is the intention of this Company to modify Section 4.(a) of the Plan to limit the total number of shares which may be issued and delivered in connection with Awards other than Options (as such terms are defined in the Plan) to no more than 10% of the total number of shares reserved under the Plan.

 Sincerely,

S. Garrett Gray

cc: Robert McCormick